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                                                                       EXHIBIT I

                                                      As amended through 5/22/95


                          AMERIDATA TECHNOLOGIES, INC.

                             1991 STOCK OPTION PLAN

     1. Purpose. The purpose of the 1991 Stock Option Plan of AmeriData Technologies, Inc. is to provide incentive to employees, including officers, directors and consultants of the Corporation, as defined below, to encourage such individuals' proprietary interest in the Corporation, to encourage such individuals to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability.

     2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

          (d) "Common Stock" shall mean the Common Stock of the Company, $.01 par value per share.

          (e) "Company" shall mean AmeriData Technologies, Inc., a Delaware corporation.

          (f) "Corporation" shall mean and include the Company and any parent or subsidiary corporation thereof, within the meaning of Section 424 of the Code.

          (g) "Disability" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of Section 22(e)(3) of the Code.

          (h) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of Section 422(a)(2) of the Code and regulations thereunder).
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          (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

          (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and the low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or Committee. In no case shall Fair Market Value be less than the par value of a Share of a Common Stock, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

          (k) "Incentive Stock Option" shall mean an Option described in Code
Section 422(b).

          (l) "Nonemployee Director" shall mean any member of the Board who is not an employee of the Corporation.

          (m) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (n) "Option" shall mean a stock option granted pursuant to the Plan.

          (o) "Optionee" shall mean a person to whom an Option has been granted.

          (p) "Plan" shall mean this AmeriData Technologies, Inc. 1991 Stock Option Plan, as amended from time to time.

          (q) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

          (r) "Share" shall mean one share of Common Stock.

          (s) "Ten Percent Shareholder" shall mean any Employee who, at the time of the grant of an Option, owns (or is deemed to own, under Sections 422(b)(6) and 424(d) of the





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Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

     3. Effective Date. This Plan was approved by the Board of the Company on June 10, 1991 which date is the effective date of the Plan.

     4. Administration. The Plan shall be administered by the Board or a Committee appointed by the Board consisting of not less than two members. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the

Board. The Board or the Committee shall from time to time at its discretion determine who shall be granted Options, the number of Shares to be optioned to each, the designation of such Options as Incentive Stock Options or Nonstatutory Stock Options, and the exercise price thereof. All such determinations and the interpretation and construction by the Board or the Committee of any provisions of the Plan or of any Option granted thereunder shall be binding and conclusive on all Optionees and their legal representatives and beneficiaries.

     5. Eligibility. Any Employee may be granted Incentive Stock Options under the Plan and any Employee or officer, director, consultant of, or other person rendering services to, the Corporation may be granted Nonstatutory Stock Options under the Plan if, in each instance, the Board or Committee determines that such person performs services of special importance to the management, operation and development of the business of the Corporation.

     6. Stock. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed two million eight hundred and seventy five thousand (2,875,000). The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that any Option outstanding under the Plan expires for any reason or is terminated, the Shares allocable to the unexercised portion of such Option shall again be available for grant of Options under the Plan.

     The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 9 hereof.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Board or the Committee shall





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from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Date of Grant. Each Option shall specify its effective date (the "date of grant"), which shall be the date specified by the Board or Committee in its action relating to the grant of the Option, but which date shall not be earlier than the date of the determination by the Board or Committee to grant such Option nor more than ten days after such date.

          (b) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof. Notwithstanding the foregoing, the number of Shares underlying Options that may be granted during any specific calendar Year to any particular Optionee is limited to 75,000 Shares.


          (c) Exercise Price. Each Option shall state the Exercise Price, which price shall be determined by the Board or Committee, provided, however, that the Exercise Price (i) in the case of an Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder, shall not be less than the par value nor less than the Fair Market Value of the Shares to which the Option relates on the date of grant, (ii) in the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder, shall not be less than the par value nor less than 110% of the Fair Market Value of the Shares to which the Option relates on the date of grant, and (iii) in the case of a Nonstatutory Stock Option granted to any Employee or officer or director of the Corporation, shall not be less than the par value of the Shares to which the Option relates. The Exercise Price of an Option shall be subject to adjustment in accordance with Section 9 hereof.

          (d) Exercise of Options and Medium and Time of Payment. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment in cash or by cash equivalent of the full Purchase Price therefor, or, in the discretion of the Committee, through the delivery to the Company of Shares of Common Stock with a Fair Market Value equal to the Purchase Price or through a combination of cash, cash equivalent and, in the discretion of the Committee, Shares, and the amount of any withholding tax obligation of the Corporation as described in Section 14(a) hereof. Any Shares so delivered shall be valued at their Fair Market Value on the date on which the Option is exercised. No Share shall be issued until full payment therefor has been made.






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          (e) Term and Exercise of Options; Nontransfer- ability of Options.
Subject to Section 10 hereof, Options may be exercised as determined by the Board or Committee and as stated in the written agreement evidencing the Option, provided, however, that no Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder shall be exercisable after the expiration of ten
(10) years from its date of grant, and no Incentive Stock Option granted to any Employee who is a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from its date of grant. Notwithstanding the foregoing, the Committee may, in its sole discretion at any time or from time to time for any part or all of any Option, accelerate the date on which an Option becomes exercisable. In addition, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the same Optionee during any calendar year (under this Plan and all other plans maintained by the Corporation) shall not exceed $100,000. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Option shall be transferable by the Optionee otherwise then by will or by the laws of descent and distribution.


          (f) Termination of Employment. In the event that an Optionee shall cease to be employed by the Corporation for any reason, such Optionee (or the heirs or legatees of such Optionee, if applicable) shall have the right, subject to the restrictions of the Subsection (e) hereof, to exercise the Option at any time within three (3) months after such termination of employment (twelve (12) months if the termination was due to the death or Disability of the Optionee or, in the case of a Nonstatutory Stock Option, retirement) to the extent that, on the day preceding the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the option agreement pursuant to which such Option was granted, and had not previously been exercised or expired.

     For this purpose, employment will be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board and, in the case of an Optionee who has received an Incentive Stock Option, only to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder). Moreover, in the case of an Optionee who has been granted an Incentive Stock Option, employment shall, in no event, be deemed to continue beyond the ninetieth (90) day after the Optionee ceased active employment, unless the Option's reemployment rights are guaranteed by statute or by contract.





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          (g) Rights as a Shareholder. An Optionee or a transferee of a deceased
Optionee shall have not rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9.

          (h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the cancellation of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan. Moreover, in the case of any modification, extension or renewal of an Incentive Stock Option, all of the requirements set forth herein shall apply in the same manner as though a new Incentive Stock Option had been granted to the Optionee on the date of such modification, extension or renewal, but only if such modification, extension or renewal is treated, under Section 424(h) of the Code, as the granting of a new option.


          (i) Identification of Option. Each Option granted under the Plan shall clearly identify its status as an Incentive Stock Option or Nonstatutory Stock Option.

          (j) Other Provisions. The option agreements authorized under the Plan shall contain, in addition to those provisions provided in Section 7(e) hereof, such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of any Option, and restrictions upon the transfer of Shares received upon exercise of Options, as the Board or Committee shall deem advisable.

     8. Term of Plan. Options may be granted pursuant to the Plan until June 10, 2001, which is ten years from the effective date of the Plan.

     9. Recapitalization. Subject to any required action by the shareholders of the Company and the last sentence of subsection 7(h) hereof, the number of Shares covered by this Plan as provided in Section 6, the number of Shares covered by each outstanding Option, and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting





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from a subdivision or consolidation of Shares, stock split, or the payment of a stock dividend.

     Subject to any required action by the shareholders of the Company and the last sentence of Subsection 7(h) hereof, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation to exercise the Option in whole or in part, subject to limitations on exercisability of Options under Section 7 hereof to the extent the Option is exercisable without regard to this sentence at the date of such dissolution, liquidation, merger or consolidation.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value, or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Section 9, the Optionee shall have no rights by reason or any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or





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consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     10. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof (including the furnishing by the Optionee of an appropriate investment letter); (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.

     11. Amendment of the Plan. The Board or Committee may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that the term of the Plan shall not be extended and, without approval of the shareholders of the Company, no such revision or amendment shall:

          (a) Increase the number of Shares subject to the Plan;

          (b) Change the designation in Section 5 of the Plan of the class of Employees eligible to receive Options;

          (c) Solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, amend the provisions of the Plan relating to the eligibility, amount, price or timing of grants of Options to Nonemployee Directors more than once every six (6) months; or

          (d) Amend this Section 11 to defeat its purpose.


Notwithstanding the foregoing, no revision or amendment of the Plan shall in any manner adversely affect any Option theretofore granted without the consent of the Optionee or its permitted transferee.

     12. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

     13. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.





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     14. Withholding.

          (a) Nonstatutory Options. Whenever Shares are to be delivered upon exercise of a Nonstatutory Option, the Corporation shall be entitled to require as a condition of delivery that the Optionee remit to the Corporation an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to the exercise of the Option.

          (b) Incentive Stock Options. The acceptance of Shares upon exercise of an Incentive Stock Option shall constitute an agreement by the Optionee (unless and until the Corporation shall notify the Optionee that it is relieved, in whole or in part, of its obligations under this Section 14(b)) (i) to notify the Corporation if any or all of such Shares are disposed of by the Optionee within two years from the date the Option was granted or within one year form the date the Shares were transferred to the Optionee pursuant to his exercise of the Option, and (ii) to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is in the employ of the Corporation at the time of such disposition.

     15. Governing Law. The Plan shall be governed by the laws of the State of Connecticut.

     16. Options Granted to Nonemployee Directors. Notwithstanding any other provision of the Plan, the following provisions shall apply to each Option granted to a Nonemployee Director.

          (a) Grant of Option. Each Nonemployee Director shall receive a grant of an Option to purchase 15,000 Shares of Common Stock on each March 1. Each Option granted to a Nonemployee Director shall be a Nonstatutory Stock Option.

          (b) Exercise Price. The Exercise Price of each Share of Common Stock subject to an Option granted to a Nonemployee Director shall be 100% of the Fair Market Value of a Share of Common Stock on the date of grant.


          (c) Vesting, Term of Option. Each Option granted to a Nonemployee Director shall vest and become exercisable in cumulative annual installments, each of which shall relate to 25% of the total number of shares subject to of such Option, on each of the first through the fourth anniversary of the date of grant if such Nonemployee Director is a member of the Board on such anniversary. No Option





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granted shall be exercisable after the expiration of ten (10) years from its date of grant. With respect to Options granted to Nonemployee Directors, the terms "be employed by the Corporation" and "employment" as used in Section 7(f) of the Plan shall be replaced with the terms "serve on the Board" and "service on the Board".

          (d) Option Exercise. Payment of the Exercise Price of each Option granted to a Nonemployee Director shall be made (i) in cash or by cash equivalent, (ii) in Common Stock (not subject to limitations on transfer) valued at the Fair Market Value of such Common Stock on the trading date immediately preceding the date of exercise or (iii) by a combination of such cash and such Common Stock.

          (e) Other Plan Provisions Apply. To the extent not inconsistent with the provisions of this Section 16, the terms and provisions of the Plan shall apply to Options granted pursuant to Section 16(a) hereof; provided, however that neither the Board nor the Committee shall have any discretionary authority with respect to the eligibility, amount, price or timing of any Option granted pursuant to the Plan to any Nonemployee Director.






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